Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

May 3, 2011	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	704- 382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Posts Solid First-Quarter 2011 Results

•	First quarter 2011 adjusted diluted earnings per share (EPS) were 39 cents, compared to 36 cents for the first quarter 2010

•	Reported diluted EPS for first quarter 2011 was 38 cents, compared to 34 cents for the first quarter 2010

•	Company is on track to achieve 2011 adjusted diluted EPS outlook range of $1.35 to $1.40 per share

CHARLOTTE, N.C. – Duke Energy today announced first quarter 2011 adjusted diluted EPS of 39 cents, compared to 36 cents for first quarter 2010, and reported diluted EPS of 38 cents, compared to 34 cents for the same period last year.

Earnings at the company’s regulated utilities were slightly lower for the quarter. U.S. Franchised Electric and Gas experienced higher earnings resulting from the company’s power plant investments and modernization program but, as expected, this was offset by less favorable weather and higher operation and maintenance costs. Strong results from Duke Energy International and reduced corporate costs contributed to the increase in adjusted diluted EPS.

“We built a solid foundation in the first quarter for another successful year,” said James

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E. Rogers, chairman, president and chief executive officer. “A continued focus on operational excellence as we execute our business plan will help us achieve our 2011 earnings guidance range of $1.35 to $1.40 per share.

“Additionally, we made initial regulatory filings related to the merger with Progress Energy and continue to target a closing date by the end of 2011,” he said.

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	1Q2011 EPS Impact	1Q2010 EPS Impact
First Quarter 2011
• Costs to Achieve, Progress Merger	$(11)	$4	$(0.01)	—
• Mark-to-market impact of economic hedges	$(4)	$1	—	—

First Quarter 2010
• Costs to Achieve, Cinergy Merger	$(7)	$3	—	—
• Voluntary Opportunity Plan/Office Consolidation	$(68)	$27	—	$(0.03)
• Mark-to-market impact of economic hedges	$29	$(10)	—	$0.01

Total diluted EPS impact			$(0.01)	$(0.02)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	1Q2011 EPS	1Q2010 EPS
Diluted EPS, as reported	$0.38	$0.34
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.01	$0.02

Diluted EPS, adjusted	$0.39	$0.36

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BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported first-quarter 2011 segment EBIT from continuing operations of $712 million, compared with $744 million in the first quarter of 2010. Results decreased primarily due to less favorable weather in 2011 than 2010, and increases in operation and maintenance costs, most of which were expected. These decreases were partially offset by revenue increases associated with the modernization programs in the Carolinas and in Indiana.

Commercial Power

Commercial Power reported first-quarter 2011 segment EBIT from continuing operations of $91 million, compared to $129 million in the first quarter of 2010. Results reflect the effects of 2010 customer switching in Ohio and lower mark-to-market impacts from economic hedges. These were partially offset by favorable results from the Midwest gas assets due to higher volumes and capacity prices.

Duke Energy International (DEI)

DEI reported first-quarter 2011 segment EBIT from continuing operations of $180 million, compared to $140 million in the first quarter of 2010. DEI’s results were driven primarily by a favorable arbitration award in Peru, higher average contract prices in Brazil and favorable average foreign exchange rates.

Other

Other includes corporate governance expenses, costs associated with the company’s 2010 voluntary employee separation plan, costs-to-achieve the merger with Progress Energy and results from Duke Energy’s captive insurance company.

Other reported a first-quarter 2011 net expense from continuing operations of $45 million, compared to $146 million in the first quarter of 2010. The decrease in net

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expense was due primarily to prior year severance costs associated with the voluntary employee separation program and office consolidation, a prior year donation to the Duke Energy Foundation and lower corporate governance costs.

INTEREST EXPENSE

Interest expense was $219 million for the first quarter 2011, compared to $210 million for the first quarter 2010. The increase was primarily due to higher debt balances that were the result of financing the company’s ongoing construction program.

INCOME TAX EXPENSE

Income tax expense from continuing operations for the first quarter of 2011 was $233 million, compared to $226 million for the first quarter of 2010. The effective tax rate for the quarter was approximately 31 percent as compared to 34 percent in the prior year.

First-quarter 2010 income tax expense included a $17 million charge due to a change in the tax treatment of the Medicare Part D subsidy that was part of health care reform legislation passed last year. The anticipated effective tax rate for 2011 is approximately 32 percent.

ANALYST CONFERENCE CALL

An earnings conference call for analysts is scheduled for 11 a.m. ET Tuesday, May 3. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 800-756-4697 in the United States or 913-312-0957 outside the United States. The confirmation code is 8126176. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, May 13, 2011, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 8126176. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

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NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the

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impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from

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continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 12 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-Looking Information

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause

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actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the impact on the Duke Energy’s facilities and business from a terrorist attack; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; construction and development risks associated with the completion of Duke Energy’s

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capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the expected timing and likelihood of completion of the proposed merger with Progress Energy, Inc. (Progress Energy), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed merger that could reduce anticipated benefits or cause the parties to abandon the merger, the diversion of management’s time and attention from Duke Energy’s ongoing business during this time period, the ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that the proposed merger with Progress Energy is terminated prior to completion and results in significant transaction costs to Duke Energy; and the ability to successfully complete merger, acquisition or divestiture plans.

These risks, as well as other risks associated with the merger, are more fully discussed in the preliminary joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that was filed by Duke Energy with the SEC on March 17, 2011 in connection with the merger as well as in any amendments to that Registration Statement filed after that date. Additional risks and uncertainties are identified and discussed in Progress Energy’s and Duke Energy’s reports filed with the SEC and available at the SEC’s website at www.sec.gov.

In light of these risks, uncertainties and assumptions, the events described in the

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forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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March 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except per-share amounts and where noted)	2011	2010
Common Stock Data
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.38	$0.34
Diluted	$0.38	$0.34
Dividends Per Share	$0.245	$0.24
Weighted-Average Shares Outstanding
Basic	1,330	1,310
Diluted	1,331	1,311

INCOME
Operating Revenues	$3,663	$3,594

Total Reportable Segment EBIT	983	1,013
Other EBIT	(45)	(146)
Interest Expense	(219)	(210)
Interest Income and Other (a)	27	14
Income Tax Expense	(233)	(226)

Net Income	513	445
Less: Net Income Attributable to Noncontrolling Interests	2	—

Net Income Attributable to Duke Energy Corporation	$511	$445

CAPITALIZATION
Total Common Equity	55%	56%
Total Debt	45%	44%

Total Debt	$18,530	$17,227
Book Value Per Share	$17.17	$16.80
Actual Shares Outstanding	1,331	1,312
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$911	$974
Commercial Power	25	132
International Energy	28	44
Other	47	49

Total Capital and Investment Expenditures	$1,011	$1,199

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$712	$744
Commercial Power	91	129
International Energy	180	140

Total Reportable Segment EBIT	983	1,013
Other EBIT (b)	(45)	(146)
Interest Expense	(219)	(210)
Interest Income and Other (a)	27	14

Income Before Income Taxes	$746	$671

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	The three months ended March 31, 2010 includes costs of $68 million associated with the 2010 voluntary severance plan and office consolidation.

March 2011

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended March 31,
(In millions, except where noted)	2011	2010
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,683	$2,676
Operating Expenses	2,033	1,998
Gains (losses) on Sales of Other Assets and Other, net	—	2
Other Income and Expenses, net	62	64

EBIT	$712	$744

Depreciation and Amortization	$347	$357

Duke Energy Carolinas GWh sales	20,584	21,516
Duke Energy Midwest GWh sales	14,772	15,161
Net Proportional MW Capacity in Operation	26,869	26,947

COMMERCIAL POWER
Operating Revenues	$644	$579
Operating Expenses	558	458
Gains (losses) on Sales of Other Assets and Other, net	2	(1)
Other Income and Expenses, net	5	9
Expense Attributable to Noncontrolling Interests	2	—

EBIT	$91	$129

Depreciation and Amortization	$59	$58

Sales, GWh	11,460	8,629
Actual Plant Production, GWh	8,297	6,606
Net Proportional MW Capacity in Operation	8,272	8,005

INTERNATIONAL ENERGY
Operating Revenues	$348	$336
Operating Expenses	209	218
Gains (losses) on Sales of Other Assets and Other, net	—	(1)
Other Income and Expenses, net	47	29
Expense Attributable to Noncontrolling Interests	6	6

EBIT	$180	$140

Depreciation and Amortization	$21	$21

Sales, GWh	4,787	5,691
Proportional MW Capacity in Operation	4,192	4,055

OTHER
Operating Revenues	$11	$28
Operating Expenses	82	186
Gains (losses) on Sales of Other Assets and Other, net	8	2
Other Income and Expenses, net	16	7
Benefit Attributable to Noncontrolling Interests	(2)	(3)

EBIT	$(45)	$(146)

Depreciation and Amortization	$27	$20

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended March 31,
	2011	2010
Operating Revenues	$3,663	$3,594
Operating Expenses	2,859	2,835
Gains on Sales of Other Assets and Other, net	10	2

Operating Income	814	761

Other Income and Expenses, net	151	120

Interest Expense	219	210

Income Before Income Taxes	746	671
Income Tax Expense	233	226

Net Income	513	445
Less: Net Income Attributable to Noncontrolling Interests	2	—

Net Income Attributable to Duke Energy Corporation	$511	$445

Earnings Per Share - Basic and Diluted
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.38	$0.34
Diluted	$0.38	$0.34
Dividends per share	$0.245	$0.24
Weighted-average shares outstanding
Basic	1,330	1,310
Diluted	1,331	1,311

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	March 31, 2011	December 31, 2010
ASSETS

Current Assets	$5,545	$6,223
Investments and Other Assets	9,321	9,264
Net Property, Plant and Equipment	40,944	40,344
Regulatory Assets and Deferred Debits	3,176	3,259

Total Assets	$58,986	$59,090

LIABILITIES AND EQUITY

Current Liabilities	$4,197	$3,897
Long-term Debt	17,226	17,935
Deferred Credits and Other Liabilities	14,707	14,605
Equity	22,856	22,653

Total Liabilities and Equity	$58,986	$59,090

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three Months Ended March 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$513	$445
Adjustments to reconcile net income to net cash provided by operating activities:	448	676

Net cash provided by operating activities	961	1,121

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(918)	(1,236)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(294)	(347)

Net decrease in cash and cash equivalents	(251)	(462)
Cash and cash equivalents at beginning of period	1,670	1,542

Cash and cash equivalents at end of period	$1,419	$1,080

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

March 31, 2011

	Quarter Ended March 31,
	2011	2010	% Inc.(Dec.)
GWH Sales
Residential	8,172	8,884	(8.0%)
General Service	6,488	6,587	(1.5%)
Industrial (including Textile)	4,789	4,651	3.0%

Other Energy Sales	72	73	(1.0%)
Regular Resale	—	25	(100.0%)

Total Regular Sales Billed	19,521	20,220	(3.5%)

Special Sales	1,587	1,692	(6.2%)

Total Electric Sales	21,108	21,912	(3.7%)

Unbilled Sales	(524)	(396)	(32.3%)

Total Consolidated Electric Sales - Carolinas	20,584	21,516	(4.3%)

Average Number of Customers
Residential	2,038,955	2,033,420	0.3%
General Service	333,400	332,276	0.3%
Industrial (including Textile)	7,052	7,264	(2.9%)

Other Energy Sales	14,174	14,129	0.3%
Regular Resale	—	5	(100.0%)

Total Regular Sales	2,393,581	2,387,094	0.3%

Special Sales	26	34	(24.3%)

Total Avg Number of Customers - Carolinas	2,393,607	2,387,128	0.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,769	2,074	(14.7%)
Cooling Degree Days	12	—	100.0%

Variance from Normal
Heating Degree Days	3.3%	22.2%	n/a
Cooling Degree Days	96.5%	(100.0%)	n/a

Duke Energy Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

March 31, 2011

	Quarter Ended March 31,
	2011	2010	% Inc.(Dec.)
GWH Sales
Residential	5,400	5,594	(3.5%)
General Service	4,379	4,371	0.2%
Industrial	3,869	3,815	1.4%

Other Energy Sales	42	43	(2.3%)

Total Regular Electric Sales Billed	13,690	13,823	(1.0%)

Special Sales	1,577	1,791	(11.9%)

Total Electric Sales Billed - Midwest	15,267	15,614	(2.2%)

Unbilled Sales	(495)	(453)	(9.3%)

Total Electric Sales - Midwest	14,772	15,161	(2.6%)

Average Number of Customers
Residential	1,413,988	1,413,105	0.1%
General Service	184,554	185,245	(0.4%)
Industrial	5,369	5,473	(1.9%)

Other Energy	4,219	4,151	1.6%

Total Regular Sales	1,608,130	1,607,974	0.0%

Special Sales	12	17	(29.4%)

Total Avg Number Electric Customers - Midwest	1,608,142	1,607,991	0.0%

Heating and Cooling Degree Days*
Actual
Heating Degree Days	2,213	2,338	(5.3%)
Cooling Degree Days	4	—	—

Variance from Normal
Heating Degree Days	4.7%	10.6%	n/a
Cooling Degree Days	100.0%	(100.0%)	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2010 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/ Office Consolidation Costs		Economic Hedges (Mark-to- Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$744	$—		$—		$—			$744

Commercial Power	100	—		—		29	B	29	129

International Energy	140	—		—		—			140

Total reportable segment EBIT	984	—		—		29		29	1,013

Other	(71)	(7	) A	(68	) C	—		(75)	(146)

Total reportable segment and Other EBIT	$913	$(7)		$(68)		$29		$(46)	$867

Interest Expense	(210)	—		—		—		—	(210)
Interest Income and Other	14	—		—		—		—	14
Income Taxes from Continuing Operations	(246)	3		27		(10)		20	(226)

Net Income (Loss) Attributable to Duke Energy Corporation	$471	$(4)		$(41)		$19		$(26)	$445

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.36	$—		$(0.03)		$0.01		$(0.02)	$0.34

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.36	$—		$(0.03)		$0.01		$(0.02)	$0.34

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$6 million recorded in Depreciation and amortization and $1 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.

B	-	$21 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $8 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

C	-	$65 million recorded in Operation, maintenance and other (all Operating Expenses) and $3 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,310

Diluted	1,311

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

March 2011 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Progress Merger		Economic Hedges (Mark- to-Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$712	$—		$—		$—	$712

Commercial Power	95	—		(4	) B	(4)	91

International Energy	180	—		—		—	180

Total reportable segment EBIT	987	—		(4)		(4)	983
Other	(34)	(11	) A	—		(11)	(45)

Total reportable segment and Other EBIT	$953	$(11)		$(4)		$(15)	$938

Interest Expense	(219)	—		—		—	(219)
Interest Income and Other	27	—		—		—	27
Income Taxes from Continuing Operations	(238)	4		1		5	(233)
Net Income Attributable to Noncontrolling Interests	2	—		—		—	2

Net Income (Loss) Attributable to Duke Energy Corporation	$521	$(7)		$(3)		$(10)	$511

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.39	$(0.01)		$—		$(0.01)	$0.38

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.39	$(0.01)		$—		$(0.01)	$0.38

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	Recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$2 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $2 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,330
Diluted	1,331

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy Corporation’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.